Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2018 First Quarter Financial Results

-- Subscription Revenue Grows 34 Percent for First Quarter;
 Subscription Margin Improves from Prior Year --

SANTA BARBARA, Calif. – May 25, 2017 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise software and services designed for global manufacturing companies, today reported financial results for the fiscal 2018 first quarter ended April 30, 2017.

Fiscal 2018 First Quarter Financial Results

Total revenue for the fiscal 2018 first quarter grew to $71.4 million, from $65.4 million for the fiscal 2017 first quarter.  Currency had a $1.2 million negative impact on total revenue.  Subscription revenue, which now accounts for 21 percent of total revenue, increased 34 percent year-over-year as the company’s business model continues to shift toward cloud-based revenue.

Additional fiscal 2018 first quarter financial results, versus the fiscal 2017 first quarter, include:

●	Subscription revenue of $15.3 million, compared with $11.5 million. Currency had a $145,000 negative impact.
●	License revenue of $5.3 million, versus $3.9 million. Currency had a $93,000 negative impact.
●	Professional services revenue of $18.9 million, compared with $17.1 million. Currency had a $436,000 negative impact.
●	Maintenance and other revenue of $31.9 million, versus $32.8 million. Currency had a $572,000 negative impact.
●	Gross profit of $36.5 million compared with $33.3 million, or 51 percent of total revenue for both periods. Subscription gross margin grew to 50 percent, compared with 46 percent.
●	Total operating expenses of $37.9 million, or 53 percent of total revenue, compared with $36.3 million, or 55 percent of total revenue.
●	Operating loss of $1.4 million, including $1.8 million in stock compensation expense, versus an operating loss of $3.0 million, including $1.6 million in stock compensation expense.
●	GAAP pre-tax loss of $2.0 million, versus a GAAP pre-tax loss of $3.9 million.
●	Non-GAAP pre-tax income of $146,000, versus a non-GAAP pre-tax loss of $1.9 million.
●	GAAP net loss of $2.6 million, or $0.14 per Class A share and $0.12 per Class B share, compared with a GAAP net loss of $2.8 million, or $0.15 per Class A share and $0.13 per Class B share.

“We were pleased to see strong bookings performance in our cloud business, combined with continued improvements to our subscription gross margin.  Our services business continues to increase as demand for upgrades and cloud implementations remains strong,” said Karl Lopker, Chief Executive Officer.  “The environment for global manufacturing remains positive and we are well positioned for ongoing success.”

QAD’s cash and equivalents balance was $153.3 million at April 30, 2017, up from $145.1 million at January 31, 2017.  Cash provided by operations was $7.9 million for the first quarter of fiscal 2018, compared with $1.4 million for the prior-year period, mainly resulting from strong cash collections.

Fiscal 2018 First Quarter Operational Highlights:

●

Received orders from 17 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including eight orders in excess of $1.0 million;

●

Received license or cloud orders from companies across QAD’s six vertical markets, including: Avnet, Inc., Brunswick Corporation, Caterpillar Inc., Coorstek, Inc., F2J Reman Holding B.V., Flash Global Logistics Inc., Hewlett-Packard Company, Illinois Tool Works Inc., Invacare Corporation, Moog Inc., Smiths Group PLC, SMR Automotive Mirrors and Yanfeng Visteon;

●	Achieved Honda “Approved Software” status for QAD’s Automation Solutions, completing one of the auto industry’s most comprehensive and stringent software validation processes;
●

Announced the availability of enhancements to the company’s Cloud ERP and Enterprise Applications solutions, which extends QAD’s Channel Islands user experience and deepens the company’s vertical industry focus; and

●

Subsequent to the end of the quarter, hosted QAD’s Explore customer conference in Detroit with over 800 attendees. The focus of the event was how the QAD Enterprise Platform provides a rapid response to the accelerating change occurring in customers’ businesses.

Business Outlook

For fiscal 2018 year, QAD continues to expect:

●	Total revenue of $288 to $292 million, including $68 to $70 million of subscription revenue.
●	GAAP pre-tax loss of $1 million to pre-tax income of $1 million.
●	Non-GAAP pre-tax income of $8 million to $11 million.

For the second quarter of fiscal 2018, QAD expects:

●	Total revenue of $71 to $73 million, including $16.5 million of subscription revenue.
●	GAAP pre-tax loss of $1.5 million to $1.0 million.
●	Non-GAAP pre-tax income of $1.0 million to $1.7 million.

The following is a reconciliation of GAAP pre-tax income to non-GAAP pre-tax income for the fiscal 2018 second quarter and full year guidance:

QAD Inc.
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance Measures
(In thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	July 31, 2017		January 31, 2018
	Low	High	Low	High
Non-GAAP pre-tax income reconciliation

GAAP income before income taxes	$(1,500)	$(1,000)	$(1,000)	$1,000
Add back
Non-cash stock-based comp	2,300	2,500	8,200	9,200
Amortization of purchased intangible assets	224	224	841	841
Change in fair value of interest rate swap	-	-	-	-
Non-GAAP income before income taxes	$1,024	$1,724	$8,041	$11,041

Cash taxes	$800	$900	$3,200	$3,600

Weighted average basic shares outstanding
Class A	15,600	16,400	15,900	16,500
Class B	3,200	3,300	3,200	3,300

Weighted average diluted shares outstanding
Class A	16,800	17,400	16,700	17,300
Class B	3,300	3,400	3,300	3,400

Calculation of Earnings Per Share

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares.  Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2018 First Quarter Financial Results Conference Call

When:	Thursday, May 25, 2017
Time:	2:00 p.m. PT (5:00 p.m. ET)
Phone:	800-230-1059 (domestic); 612-234-9959 (international)
Replay:	Accessible through midnight June 2, 2017
800-475-6701 (domestic); 320-365-3844 (international); passcode 415463
Webcast:	Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins and non-GAAP pre-tax income in this press release for the fiscal 2018 first quarter. These are non-GAAP financial measures as defined by SEC Regulation G.  QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

●	Cash taxes - Cash taxes are defined as GAAP total tax expense excluding changes in reserves for unrecognized tax benefits.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers.  The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures.  Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.  Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP pre-tax income calculation.  Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations.  The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions.  QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent.  In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters.  QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP pre-tax income calculation.  The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq:QADA) (Nasdaq:QADB) is a leading provider of enterprise software and services designed for global manufacturing companies.  For more than 35 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements, including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management.  QAD Enterprise Applications is offered in flexible deployment models in the cloud, on-premise or in a blended environment.  With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

For more information about QAD, call +1 805-566-6000, visit www.qad.com.

“QAD” is a registered trademark of QAD Inc.  All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company’s current expectations. Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” “would,” “might,” “plan” and variations of these words and similar expressions are intended to identify these forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment. For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

-- Financial Tables Follow --

QAD Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2017	2016
Revenue:
Subscription fees	$15,343	$11,492
License fees	5,265	3,947
Maintenance and other	31,906	32,836
Professional services	18,868	17,122
Total revenue	71,382	65,397
Cost of revenue:
Subscription	7,720	6,200
License	685	725
Maintenance and other	7,694	7,769
Professional services	18,767	17,444
Total cost of revenue	34,866	32,138
Gross profit	36,516	33,259
Operating expenses:
Sales and marketing	17,587	16,938
Research and development	11,532	11,143
General and administrative	8,593	8,006
Amortization of intangibles from acquisitions	163	165
Total operating expenses	37,875	36,252
Operating loss	(1,359)	(2,993)
Other (income) expense:
Interest income	(168)	(172)
Interest expense	156	174
Other (income) expense, net	604	870
Total other expense, net	592	872
Loss before income taxes	(1,951)	(3,865)
Income tax expense (benefit)	620	(1,073)
Net loss	$(2,571)	$(2,792)

Diluted net loss per share
Class A	$(0.14)	$(0.15)
Class B	$(0.12)	$(0.13)

Diluted Weighted Shares
Class A	15,809	15,594
Class B	3,210	3,204

QAD Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	April 30,	January 31,
	2017	2017
Assets
Current assets:
Cash and equivalents	$153,348	$145,082
Accounts receivable, net	46,381	69,441
Other current assets	15,851	15,351
Total current assets	215,580	229,874

Property and equipment, net	30,497	30,872
Capitalized software costs, net	641	732
Goodwill	10,646	10,558
Long-term deferred tax assets, net	6,455	6,166
Other assets, net	1,978	2,688

Total assets	$265,797	$280,890

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$450	$446
Accounts payable and other current liabilities	38,399	44,952
Deferred revenue	97,235	104,125
Total current liabilities	136,084	149,523

Long-term debt	13,654	13,767
Other liabilities	5,037	4,914

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	199,069	197,594
Treasury stock	(15,047)	(15,170)
Accumulated deficit	(65,029)	(61,127)
Accumulated other comprehensive loss	(7,991)	(8,631)
Total stockholders' equity	111,022	112,686

Total liabilities and stockholders' equity	$265,797	$280,890

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended
	April 30,
	2017	2016

Net cash provided by operating activities	$7,882	$1,357

Cash flows from investing activities:
Purchase of property and equipment	(652)	(1,074)
Capitalized software costs	(143)	(12)
Net cash used in investing activities	(795)	(1,086)

Cash flows from financing activities:
Repayments of debt	(129)	(106)
Tax payments, net of proceeds, related to stock awards	(170)	(369)
Net cash used in financing activities	(299)	(475)

Effect of exchange rates on cash and equivalents	1,478	2,351
Net increase in cash and equivalents	8,266	2,147
Cash and equivalents at beginning of period	145,082	137,731
Cash and equivalents at end of period	$153,348	$139,878

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(unaudited)

	Three Months Ended April 30,
	2017	2016

Total revenue	$71,382	$65,397

Net loss	(2,571)	(2,792)
Add back:
Net interest expense	(12)	2
Depreciation	1,104	1,044
Amortization	416	430
Income tax expense (benefit)	620	(1,073)
EBITDA	$(443)	$(2,389)
Add back:
Stock-based compensation expense	1,768	1,608
Change in fair value of interest rate swap	(13)	31
Adjusted EBITDA	$1,312	$(750)
Adjusted EBITDA margin	2%	-1%

Non-GAAP pre-tax income (loss) reconciliation

Loss before income taxes	$(1,951)	$(3,865)
Add back
Stock-based compensation expense	1,768	1,608
Amortization of purchased intangible assets	342	345
Change in fair value of interest rate swap	(13)	31
Non-GAAP income (loss) before income taxes	$146	$(1,881)

Cash taxes	$648	$640